Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We hereby consent to the use in this Registration Statement on Form F-1/A of G Medical Innovations Holdings Ltd. of our report dated June 8, 2021, which is contained in the Prospectus. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

Tel Aviv, Israel	/s/ Ziv Haft
June 8, 2021	Certified Public Accountants (Isr.)
BDO Member Firm